Exhibit 99.1

INTELLICHECK Announces pRICING OF ITS public offering of common stock

MELVILLE, NY — June 19, 2020 – Intellicheck, Inc. (NASDAQ: IDN) (“Intellicheck”), an industry leader in identification authentication solutions, today announced the pricing of its previously announced underwritten registered public offering of 1,538,461 shares of its common stock at a public offering price of $6.50 per share. As part of the offering, Intellicheck granted the underwriter a 30-day option to purchase at the public offering price up to an additional 230,769 shares of its common stock to cover over-allotments, if any. All shares of common stock to be sold in the offering are being offered by Intellicheck. Intellicheck expects to close the offering on or about June 23, 2020, subject to the satisfaction of customary closing conditions.

The total gross proceeds from the offering are expected to be approximately $10.0 million, assuming no exercise of the underwriter’s over-allotment option. Intellicheck intends to use the net proceeds from this offering (after deducting the underwriting discount and other estimated offering expenses payable by Intellicheck) for general corporate purposes and working capital.

Northland Capital Markets is acting as the sole book-running manager for the offering and B. Riley FBR is serving as a financial advisor in connection with the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-238680) that was previously filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2020, amended on June 1, 2020, and declared effective on June 4, 2020. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC on June 18, 2020 and may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Northland Securities, Inc., Attention: Heidi Fletcher, 150 South Fifth Street, Suite 3300, Minneapolis, Minnesota 55402, email at hfletcher@northlandcapitalmarkets.com or telephone (612) 851-4918. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intellicheck

Intellicheck is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. Intellicheck makes it possible for its clients to increase revenues, improve customer service, and increase operational efficiencies. Intellicheck is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by Intellicheck in the reports it has filed with the SEC, including the risk factors that attempt to advise interested parties of the risks that may affect its business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, Intellicheck’s actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Intellicheck assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747